EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2021 Earnings and Quarterly Dividend

Warren, Pennsylvania — October 25, 2021

Northwest Bancshares, Inc. (the "Company") (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2021 of $35.1 million, or $0.27 per diluted share. This represents a decrease of $3.0 million, or 7.9%, compared to the same quarter last year, when net income was $38.1 million, or $0.30 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2021 were 8.86% and 0.97% compared to 9.82% and 1.09% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on November 15, 2021 to shareholders of record as of November 5, 2021.  This is the 108th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of September 30, 2021, this represents an annualized dividend yield of approximately 6.0%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, "We were pleased to see that, absent the approximately $125.0 million of PPP loan forgiveness/payoffs this quarter, loans outstanding grew approximately $14.0 million, or 0.14%. In addition, $17.2 million of classified loans refinanced out of the bank which contributed to the $30.3 million decrease in nonperforming assets while our delinquencies continue to remain very low. As a result of these credit improvements, we continued to release credit loss reserves that were built up last year during COVID-19."

Mr. Seiffert continued "Although challenges continue with net interest income due to the low interest rate environment and falling yields, interest income during the current quarter was augmented by $4.0 million of PPP fee accretion. In addition, noninterest income stabilized during the most recent quarter having absorbed approximately $1.0 million less per month in interchange revenue since August of last year as a result of the negative impact of the Durbin amendment for all institutions with over $10.0 billion in assets. Finally, core noninterest expense has remained flat over the last five quarters as the result of our continued efforts focused on expense control."

Net interest income decreased by $5.1 million, or 4.9%, to $98.4 million for the quarter ended September 30, 2021, from $103.5 million for the quarter ended September 30, 2020, largely due to a $9.8 million, or 9.1%, decrease in interest income on loans receivable. This decrease in interest income on loans was due to a decrease of $551.4 million, or 5.1%, in the average balance of loans. Contributing to this decrease in average balances were $580.0 million of PPP loan forgiveness/payoffs since September 30 of last year. Also contributing to lower interest income was a decrease in the average loan yield to 3.80% for the quarter ended September 30, 2021 from 3.98% for the quarter ended September 30, 2020. Partially offsetting this decrease in interest income was a decrease of $3.9 million, or 46.2%, in interest expense on deposits due to a decline in market interest rates when compared to the prior year, resulting in a decrease in the cost of our interest-bearing liabilities to 0.27% for the quarter ended September 30, 2021 from 0.42% for the quarter ended September 30, 2020. The net effect of the changes in interest rates and average balances was a decrease in net interest margin to 2.97% for the quarter ended September 30, 2021 from 3.26% for the same quarter last year.

 The provision for credit losses decreased by $11.2 million to a current period credit of $4.4 million for the quarter ended September 30, 2021 compared to a provision expense of $6.8 million for the quarter ended September 30, 2020 due to a release in the allowance for credit losses as economic forecasts continue to improve and classified assets declined. Total classified loans decreased by $73.4 million, or 16.0%, to $384.4 million, or 3.77% of total loans, at September 30, 2021 from $457.8 million, or 4.25% of total loans, at September 30, 2020.

Noninterest income decreased by $7.5 million, or 20.4%, to $29.2 million for the quarter ended September 30, 2021, from $36.7 million for the quarter ended September 30, 2020.  This decrease was primarily due to a decrease in mortgage banking income of $7.1 million, or 64.4%, to $3.9 million for the quarter ended September 30, 2021 from $11.1 million for the quarter ended September 30, 2020. This decrease reflects the impact of less favorable pricing in the secondary market. In addition, there was a decrease in insurance commission income of $2.3 million, or 98.1%, to $44,000 for the quarter ended September 30, 2021 from $2.3 million for the quarter ended September 30, 2020 due to the sale of the insurance business during the second quarter of 2021. Lastly, service charges and fees decreased $1.2 million, or 8.0%, to $13.2 million for the quarter ended September 30, 2021 from $14.4 million for the quarter ended September 30, 2020 due primarily to the impact of being subject to the Durbin amendment on interchange revenue. Partially offsetting this decrease was an increase in trust and other financial services income of $1.8 million, or 33.6%, to $7.2 million for the quarter ended September 30, 2021 from $5.4 million for the quarter ended September 30, 2020, as a result of increases in both trust and brokerage advisory services. In addition, there was an increase in other operating income of $1.3 million, or 62.6%, to $3.3 million for the quarter ended September 30, 2021 from $2.0 million for the quarter ended September 30, 2020 primarily as a result of fees earned from debit/credit card volume-based incentives.

Noninterest expense decreased by $767,000, or 0.9%, to $86.1 million for the quarter ended September 30, 2021 from $86.9 million for the quarter ended September 30, 2020. This decrease was due to a decline in a majority of the noninterest expense categories. Processing expenses decreased $1.5 million, or 10.1%, to $13.5 million for the quarter ended September 30, 2021 from $15.0 million for the quarter ended September 30, 2020. Merger related expenses decreased $1.4 million, or 100.0%, due to expenses incurred in the prior year as a result of the acquisition of MutualFirst Financial, Inc. Partially offsetting these decreases was an increase of $1.7 million, or 3.6%, in compensation and employee benefits due primarily to increases in health insurance and other benefit costs, regular merit expense increases and the addition of strategic personnel. In addition, there was an increase in other expenses of $2.2 million for the quarter ended September 30, 2021 due primarily due to an increase in the unfunded reserve as a result of an increase in undrawn commitments in the commercial real estate and construction portfolios.

The provision for income taxes increased by $2.3 million, or 27.5%, to $10.8 million for the quarter ended September 30, 2021 from $8.5 million for the quarter ended September 30, 2020. This increase in income taxes was due to an increase in the annual effective tax rate for 2021 as the prior year had a greater percentage of net income generated by tax free or tax efficient earning assets.

Northwest Bancshares, Inc. is the holding company of Northwest Bank, which is headquartered in Warren, Pennsylvania. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of September 30, 2021, Northwest operated 162 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2021	December 31, 2020	September 30, 2020
Assets
Cash and cash equivalents	$1,090,485	736,277	656,749
Marketable securities available-for-sale (amortized cost of $1,587,105, $1,375,685 and $1,385,835, respectively)	1,583,715	1,398,941	1,409,150
Marketable securities held-to-maturity (fair value of $609,777, $179,666 and $16,168, respectively)	618,395	178,887	15,333
Total cash and cash equivalents and marketable securities	3,292,595	2,314,105	2,081,232

Residential mortgage loans held-for-sale	27,411	58,786	25,140
Residential mortgage loans	2,962,110	3,009,335	3,118,229
Home equity loans	1,350,348	1,467,736	1,484,365
Consumer loans	1,816,836	1,507,993	1,487,083
Commercial real estate loans	3,162,551	3,345,889	3,319,743
Commercial loans	879,712	1,191,110	1,347,292
Total loans receivable	10,198,968	10,580,849	10,781,852
Allowance for credit losses	(109,767)	(134,427)	(140,209)
Loans receivable, net	10,089,201	10,446,422	10,641,643

FHLB stock, at cost	14,567	21,748	23,171
Accrued interest receivable	26,995	35,554	36,916
Real estate owned, net	809	2,232	2,575
Premises and equipment, net	155,740	161,538	166,919
Bank-owned life insurance	254,871	253,951	252,621
Goodwill	380,997	382,279	386,044
Other intangible assets, net	14,041	19,936	21,601
Other assets	159,419	168,503	176,083
Total assets	$14,389,235	13,806,268	13,788,805
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,052,115	2,716,224	2,641,234
Interest-bearing demand deposits	2,926,351	2,755,950	2,663,878
Money market deposit accounts	2,584,424	2,437,539	2,396,567
Savings deposits	2,271,496	2,047,424	2,022,918
Time deposits	1,387,827	1,642,096	1,732,022
Total deposits	12,222,213	11,599,233	11,456,619

Borrowed funds	126,496	159,715	274,939
Subordinated debt	123,486	123,329	123,277
Junior subordinated debentures	128,989	128,794	128,729
Advances by borrowers for taxes and insurance	26,951	45,230	29,755
Accrued interest payable	589	2,054	1,002
Other liabilities	198,743	209,210	227,253
Total liabilities	12,827,467	12,267,565	12,241,574
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 126,521,344, 127,019,452, and 127,801,297 shares issued and outstanding, respectively	1,265	1,270	1,278
Additional paid-in capital	1,008,099	1,015,502	1,023,827
Retained earnings	604,787	555,480	544,695
Accumulated other comprehensive loss	(52,383)	(33,549)	(22,569)
Total shareholders’ equity	1,561,768	1,538,703	1,547,231
Total liabilities and shareholders’ equity	$14,389,235	13,806,268	13,788,805

Equity to assets	10.85%	11.14%	11.22%
Tangible common equity to assets*	8.34%	8.48%	8.52%
Book value per share	$12.34	12.11	12.11
Tangible book value per share*	$9.22	8.95	8.92
Closing market price per share	$13.28	12.74	9.20
Full time equivalent employees	2,404	2,421	2,523
Number of banking offices	170	170	213
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Interest income:
Loans receivable	$97,475	95,255	102,318	105,681	107,241
Mortgage-backed securities	5,840	5,680	4,200	4,551	4,652
Taxable investment securities	649	693	634	471	427
Tax-free investment securities	628	594	575	656	655
FHLB stock dividends	71	138	116	192	218
Interest-earning deposits	352	192	183	178	221
Total interest income	105,015	102,552	108,026	111,729	113,414
Interest expense:
Deposits	4,540	4,773	5,514	6,714	8,443
Borrowed funds	2,056	2,050	2,054	2,127	1,437
Total interest expense	6,596	6,823	7,568	8,841	9,880
Net interest income	98,419	95,729	100,458	102,888	103,534
Provision for credit losses	(4,354)	—	(5,620)	(2,230)	6,818
Net interest income after provision for credit losses	102,773	95,729	106,078	105,118	96,716
Noninterest income:
Gain/(loss) on sale of investments	(46)	(105)	(21)	75	(12)
Service charges and fees	13,199	12,744	12,394	13,074	14,354
Trust and other financial services income	7,182	7,435	6,484	5,722	5,376
Insurance commission income	44	1,043	2,546	2,034	2,331
Gain/(loss) on real estate owned, net	247	166	(42)	114	(32)
Income from bank-owned life insurance	1,332	1,639	1,736	1,330	1,576
Mortgage banking income	3,941	3,811	6,020	7,120	11,055
Gain on sale of insurance business	—	25,327	—	—	—
Other operating income	3,287	2,648	2,836	2,654	2,022
Total noninterest income	29,186	54,708	31,953	32,123	36,670
Noninterest expense:
Compensation and employee benefits	49,063	48,894	47,239	48,209	47,371
Premises and occupancy costs	7,745	7,410	8,814	7,614	8,342
Office operations	4,143	3,317	3,165	4,009	4,626
Collections expense	411	303	616	893	1,264
Processing expenses	13,517	15,151	13,456	12,186	15,042
Marketing expenses	2,102	2,101	1,980	1,994	2,147
Federal deposit insurance premiums	1,184	1,353	1,307	1,651	1,498
Professional services	4,295	4,231	4,582	3,599	3,246
Amortization of intangible assets	1,321	1,433	1,594	1,664	1,781
Real estate owned expense	94	85	75	64	111
Merger, asset disposition and restructuring expense	—	632	9	7,238	1,414
Other expenses	2,227	1,422	3,354	3,728	27
Total noninterest expense	86,102	86,332	86,191	92,849	86,869
Income before income taxes	45,857	64,105	51,840	44,392	46,517
Income tax expense	10,794	15,138	11,603	9,327	8,467
Net income	$35,063	48,967	40,237	35,065	38,050

Basic earnings per share	$0.28	0.38	0.32	0.28	0.30
Diluted earnings per share	$0.27	0.38	0.32	0.28	0.30

Annualized return on average equity	8.86%	12.58%	10.61%	9.00%	9.82%
Annualized return on average assets	0.97%	1.37%	1.17%	1.01%	1.09%
Annualized return on tangible common equity *	11.92%	16.66%	14.31%	12.27%	13.28%

Efficiency ratio **	66.44%	67.35%	63.88%	62.18%	59.68%
Annualized noninterest expense to average assets ***	2.33%	2.35%	2.45%	2.42%	2.39%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2021	2020
Interest income:
Loans receivable	$295,048	305,226
Mortgage-backed securities	15,720	12,865
Taxable investment securities	1,976	1,514
Tax-free investment securities	1,797	1,404
FHLB stock dividends	325	789
Interest-earning deposits	727	541
Total interest income	315,593	322,339
Interest expense:
Deposits	14,827	29,182
Borrowed funds	6,160	4,317
Total interest expense	20,987	33,499
Net interest income	294,606	288,840
Provision for credit losses	(9,974)	86,205
Net interest income after provision for credit losses	304,580	202,635
Noninterest income:
Gain/(loss) on sale of investments	(172)	161
Gain on sale of loans	—	1,302
Service charges and fees	38,337	42,539
Trust and other financial services income	21,101	15,200
Insurance commission income	3,633	7,098
Gain/(loss) on real estate owned, net	371	(220)
Income from bank-owned life insurance	4,707	3,860
Mortgage banking income	13,772	24,271
Gain on sale of insurance business	25,327	—
Other operating income	8,771	5,931
Total noninterest income	115,847	100,142
Noninterest expense:
Compensation and employee benefits	145,196	130,166
Premises and occupancy costs	23,969	23,008
Office operations	10,625	11,719
Collections expense	1,330	2,382
Processing expenses	42,124	37,864
Marketing expenses	6,183	5,701
Federal deposit insurance premiums	3,844	3,116
Professional services	13,108	8,883
Amortization of intangible assets	4,348	5,192
Real estate owned expense	254	295
Merger, asset disposition and restructuring expense	641	13,551
Other expenses	7,003	12,766
Total noninterest expense	258,625	254,643
Income before income taxes	161,802	48,134
Income tax expense	37,535	8,345
Net income	$124,267	39,789

Basic earnings per share	$0.98	0.34
Diluted earnings per share	$0.97	0.34

Annualized return on average equity	10.67%	3.33%
Annualized return on average assets	1.17%	0.42%
Annualized return on tangible common equity *	14.24%	4.66%

Efficiency ratio **	65.86%	60.65%
Annualized noninterest expense to average assets ***	2.38%	2.50%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Nonaccrual loans current:
Residential mortgage loans	$2,015	189	164	21	1,128
Home equity loans	1,267	170	268	154	366
Consumer loans	1,465	188	225	207	234
Commercial real estate loans	111,075	138,820	146,304	20,317	22,610
Commercial loans	17,021	17,545	6,361	16,027	6,488
Total nonaccrual loans current	$132,843	156,912	153,322	36,726	30,826
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$99	68	1,261	647	60
Home equity loans	328	229	340	338	445
Consumer loans	152	230	254	301	230
Commercial real estate loans	205	1,589	965	1,416	692
Commercial loans	102	406	1,538	87	57
Total nonaccrual loans delinquent 30 days to 59 days	$886	2,522	4,358	2,789	1,484
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$527	207	813	767	576
Home equity loans	142	310	417	190	618
Consumer loans	291	297	649	583	781
Commercial real estate loans	419	198	1,877	714	2,745
Commercial loans	170	21	7,919	48	15
Total nonaccrual loans delinquent 60 days to 89 days	$1,549	1,033	11,675	2,302	4,735
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$8,069	10,007	9,333	14,489	14,750
Home equity loans	4,745	6,256	7,044	8,441	7,845
Consumer loans	2,184	2,341	3,625	5,473	5,352
Commercial real estate loans	25,562	23,564	29,737	25,287	35,496
Commercial loans	1,104	4,126	4,860	7,325	6,310
Total nonaccrual loans delinquent 90 days or more	$41,664	46,294	54,599	61,015	69,753
Total nonaccrual loans	$176,942	206,761	223,954	102,832	106,798
Total nonaccrual loans	$176,942	206,761	223,954	102,832	106,798
Loans 90 days past due and still accruing	386	302	197	585	495
Nonperforming loans	177,328	207,063	224,151	103,417	107,293
Real estate owned, net	809	1,353	1,738	2,232	2,575
Nonperforming assets	$178,137	208,416	225,889	105,649	109,868
Nonaccrual troubled debt restructuring *	$12,858	8,951	7,390	10,704	17,120
Accruing troubled debt restructuring	13,664	18,480	20,120	21,431	17,684
Total troubled debt restructuring	$26,522	27,431	27,510	32,135	34,804

Nonperforming loans to total loans	1.74%	2.01%	2.16%	0.98%	1.00%
Nonperforming assets to total assets	1.24%	1.46%	1.58%	0.77%	0.80%
Allowance for credit losses to total loans	1.08%	1.14%	1.20%	1.27%	1.30%
Allowance for total loans excluding PPP loan balances	1.09%	1.17%	1.24%	1.32%	1.36%
Allowance for credit losses to nonperforming loans	61.90%	56.66%	55.32%	129.99%	130.68%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At September 30, 2021	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,972,489	—	17,032	—	—	2,989,521
Home equity loans	1,342,479	—	7,869	—	—	1,350,348
Consumer loans	1,812,360	—	4,476	—	—	1,816,836
Total Personal Banking	6,127,328	—	29,377	—	—	6,156,705
Commercial Banking:
Commercial real estate loans	2,799,592	63,034	299,925	—	—	3,162,551
Commercial loans	813,665	10,976	55,071	—	—	879,712
Total Commercial Banking	3,613,257	74,010	354,996	—	—	4,042,263
Total loans	$9,740,585	74,010	384,373	—	—	10,198,968
At June 30, 2021
Personal Banking:
Residential mortgage loans	$2,937,418	—	17,133	—	—	2,954,551
Home equity loans	1,367,765	—	8,463	—	—	1,376,228
Consumer loans	1,741,872	—	3,359	—	—	1,745,231
Total Personal Banking	6,047,055	—	28,955	—	—	6,076,010
Commercial Banking:
Commercial real estate loans	2,781,734	73,167	360,288	—	—	3,215,189
Commercial loans	943,665	11,266	63,850	—	—	1,018,781
Total Commercial Banking	3,725,399	84,433	424,138	—	—	4,233,970
Total loans	$9,772,454	84,433	453,093	—	—	10,309,980
At March 31, 2021
Personal Banking:
Residential mortgage loans	$2,950,103	—	21,575	—	—	2,971,678
Home equity loans	1,396,757	—	10,767	—	—	1,407,524
Consumer loans	1,547,502	—	6,853	—	—	1,554,355
Total Personal Banking	5,894,362	—	39,195	—	—	5,933,557
Commercial Banking:
Commercial real estate loans	2,801,082	120,345	368,009	—	—	3,289,436
Commercial loans	1,061,884	22,623	60,540	—	—	1,145,047
Total Commercial Banking	3,862,966	142,968	428,549	—	—	4,434,483
Total loans	$9,757,328	142,968	467,744	—	—	10,368,040
At December 31, 2020
Personal Banking:
Residential mortgage loans	$3,042,544	—	25,577	—	—	3,068,121
Home equity loans	1,455,474	—	12,262	—	—	1,467,736
Consumer loans	1,499,004	—	8,989	—	—	1,507,993
Total Personal Banking	5,997,022	—	46,828	—	—	6,043,850
Commercial Banking:
Commercial real estate loans	2,852,705	108,021	385,163	—	—	3,345,889
Commercial loans	1,092,498	41,278	57,334	—	—	1,191,110
Total Commercial Banking	3,945,203	149,299	442,497	—	—	4,536,999
Total loans	$9,942,225	149,299	489,325	—	—	10,580,849
At September 30, 2020
Personal Banking:
Residential mortgage loans	$3,117,442	—	25,927	—	—	3,143,369
Home equity loans	1,471,919	—	12,446	—	—	1,484,365
Consumer loans	1,478,109	—	8,974	—	—	1,487,083
Total Personal Banking	6,067,470	—	47,347	—	—	6,114,817
Commercial Banking:
Commercial real estate loans	2,850,611	110,073	359,059	—	—	3,319,743
Commercial loans	1,255,255	40,631	51,406	—	—	1,347,292
Total Commercial Banking	4,105,866	150,704	410,465	—	—	4,667,035
Total loans	$10,173,336	150,704	457,812	—	—	10,781,852
*    Includes $16.7 million, $16.7 million, $26.4 million, $31.3 million, and $34.7 million of acquired loans at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.
**    Includes $110.4 million, $122.5 million, $143.2 million, $153.2 million, and $129.2 million of acquired loans at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	September 30, 2021		*	June 30, 2021		*	March 31, 2021		*	December 31, 2020		*	September 30, 2020		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	17	$765	—%	13	$606	—%	248	$22,236	0.7%	315	$28,797	0.9%	17	$736	—%
Home equity loans	101	3,351	0.2%	91	3,677	0.3%	84	3,334	0.2%	138	4,763	0.3%	129	4,984	0.3%
Consumer loans	576	6,146	0.3%	532	5,571	0.3%	535	5,732	0.4%	1,279	10,574	0.7%	1,078	8,586	0.6%
Commercial real estate loans	19	2,004	0.1%	13	2,857	0.1%	33	12,240	0.4%	43	10,923	0.3%	28	5,090	0.2%
Commercial loans	10	692	0.1%	15	686	0.1%	16	3,032	0.3%	37	6,405	0.5%	19	1,797	0.1%
Total loans delinquent 30 days to 59 days	723	$12,958	0.1%	664	$13,397	0.1%	916	$46,574	0.4%	1,812	$61,462	0.6%	1,271	$21,193	0.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	55	$4,907	0.2%	58	$4,051	0.1%	26	$2,062	0.1%	84	$5,083	0.2%	65	$4,788	0.2%
Home equity loans	29	1,024	0.1%	36	1,502	0.1%	31	953	0.1%	47	1,656	0.1%	56	1,860	0.1%
Consumer loans	180	1,757	0.1%	181	1,988	0.1%	169	1,868	0.1%	322	2,742	0.2%	323	3,049	0.2%
Commercial real estate loans	8	1,170	—%	9	1,335	—%	14	7,609	0.2%	11	1,615	—%	14	4,212	0.1%
Commercial loans	2	170	—%	2	27	—%	12	8,979	0.8%	10	864	0.1%	7	357	—%
Total loans delinquent 60 days to 89 days	274	$9,028	0.1%	286	$8,903	0.1%	252	$21,471	0.2%	474	$11,960	0.1%	465	$14,266	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	95	$8,069	0.3%	115	$10,007	0.3%	121	$9,333	0.3%	168	$14,489	0.5%	168	$14,750	0.5%
Home equity loans	119	4,745	0.4%	146	6,256	0.5%	176	7,044	0.5%	207	8,441	0.6%	193	7,845	0.5%
Consumer loans	308	2,568	0.1%	356	2,643	0.2%	454	3,822	0.2%	720	6,058	0.4%	696	5,847	0.4%
Commercial real estate loans	59	25,562	0.8%	83	23,564	0.7%	113	29,737	0.9%	119	25,287	0.8%	136	35,496	1.1%
Commercial loans	10	1,104	0.1%	18	4,126	0.4%	31	4,860	0.4%	37	7,325	0.6%	34	6,310	0.5%
Total loans delinquent 90 days or more	591	$42,048	0.4%	718	$46,596	0.5%	895	$54,796	0.5%	1,251	$61,600	0.6%	1,227	$70,248	0.7%

Total loans delinquent	1,588	$64,034	0.6%	1,668	$68,896	0.7%	2,063	$122,841	1.2%	3,537	$135,022	1.3%	2,963	$105,707	1.0%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $8.4 million, $10.3 million, $12.7 million, $6.6 million, and $20.3 million at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Beginning balance	$117,330	123,997	134,427	140,209	140,586
Provision	(4,354)	—	(5,620)	(2,230)	6,818
Charge-offs residential mortgage	(1,263)	(770)	(855)	(407)	(129)
Charge-offs home equity	(1,474)	(379)	(228)	(58)	(88)
Charge-offs consumer	(2,148)	(2,401)	(2,603)	(2,623)	(3,356)
Charge-offs commercial real estate	(1,581)	(3,964)	(4,626)	(2,770)	(532)
Charge-offs commercial	(412)	(1,161)	(54)	(156)	(4,892)
Recoveries	3,669	2,008	3,556	2,462	1,802
Ending balance	$109,767	117,330	123,997	134,427	140,209
Net charge-offs to average loans, annualized	0.12%	0.26%	0.19%	0.13%	0.27%

	Nine months ended September 30, 2021
	2021	2020
Beginning balance	$134,427	57,941
CECL adoption	—	10,792
Initial allowance on loans purchased with credit deterioration	—	8,845
Provision	(9,974)	86,205
Charge-offs residential mortgage	(2,888)	(510)
Charge-offs home equity	(2,081)	(550)
Charge-offs consumer	(7,152)	(10,035)
Charge-offs commercial real estate	(10,171)	(1,553)
Charge-offs commercial	(1,627)	(16,056)
Recoveries	9,233	5,130
Ending balance	$109,767	140,209
Net charge-offs to average loans, annualized	0.19%	0.32%

	September 30, 2021
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,756,383	6,886	233,138	1,101	2,989,521	7,987
Home equity loans	1,122,611	4,748	227,737	1,545	1,350,348	6,293
Consumer loans	1,655,827	13,914	161,009	1,617	1,816,836	15,531
Personal Banking Loans	5,534,821	25,548	621,884	4,263	6,156,705	29,811
Commercial real estate loans	2,594,414	49,842	568,137	11,855	3,162,551	61,697
Commercial loans	786,111	11,832	93,601	6,427	879,712	18,259
Commercial Banking Loans	3,380,525	61,674	661,738	18,282	4,042,263	79,956
Total Loans	$8,915,346	87,222	1,283,622	22,545	10,198,968	109,767

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020
	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,959,794	25,398	3.43%	$2,935,034	25,609	3.49%	$3,007,439	26,366	3.51%	$3,089,916	27,503	3.56%	$3,176,436	28,769	3.62%
Home equity loans	1,356,131	11,993	3.51%	1,380,794	12,232	3.55%	1,432,009	12,815	3.63%	1,472,527	13,535	3.66%	1,479,429	13,732	3.69%
Consumer loans	1,728,563	16,220	3.72%	1,589,739	14,555	3.67%	1,463,284	14,566	4.04%	1,444,860	15,874	4.37%	1,437,828	15,851	4.39%
Commercial real estate loans	3,205,839	35,305	4.31%	3,257,810	33,349	4.05%	3,313,892	38,471	4.64%	3,317,418	37,965	4.48%	3,306,386	36,887	4.37%
Commercial loans	975,603	9,096	3.65%	1,133,969	9,978	3.48%	1,189,812	10,566	3.55%	1,325,047	11,414	3.37%	1,377,223	12,603	3.58%
Total loans receivable (a) (b) (d)	10,225,930	98,012	3.80%	10,297,346	95,723	3.73%	10,406,436	102,784	4.01%	10,649,768	106,291	3.97%	10,777,302	107,842	3.98%
Mortgage-backed securities (c)	1,832,876	5,840	1.27%	1,756,227	5,680	1.29%	1,324,558	4,200	1.27%	1,166,739	4,551	1.56%	1,004,803	4,651	1.85%
Investment securities (c) (d)	348,619	1,466	1.68%	364,414	1,466	1.61%	331,358	1,381	1.67%	252,898	1,380	2.18%	216,081	1,336	2.47%
FHLB stock, at cost	21,607	71	1.31%	23,107	138	2.40%	21,811	116	2.17%	23,346	192	3.27%	25,595	218	3.39%
Other interest-earning deposits	905,130	352	0.15%	810,741	192	0.09%	801,119	183	0.09%	632,494	178	0.11%	791,601	221	0.11%
Total interest-earning assets	13,334,162	105,741	3.15%	13,251,835	103,199	3.12%	12,885,282	108,664	3.42%	12,725,245	112,592	3.52%	12,815,382	114,268	3.55%
Noninterest-earning assets (e)	1,074,122			1,104,924			1,102,477			1,066,609			1,088,273
Total assets	$14,408,284			$14,356,759			$13,987,759			$13,791,854			$13,903,655
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,271,365	603	0.11%	$2,255,578	590	0.10%	$2,118,030	625	0.12%	$2,028,155	617	0.12%	$2,015,604	648	0.13%
Interest-bearing demand deposits	2,890,905	414	0.06%	2,840,949	407	0.06%	2,783,429	429	0.06%	2,699,515	476	0.07%	2,680,591	763	0.11%
Money market deposit accounts	2,565,159	637	0.10%	2,537,629	621	0.10%	2,497,495	657	0.11%	2,426,513	960	0.16%	2,347,097	1,347	0.23%
Time deposits	1,423,041	2,886	0.80%	1,493,947	3,155	0.85%	1,583,525	3,803	0.97%	1,676,094	4,660	1.11%	1,782,350	5,685	1.27%
Borrowed funds (f)	131,199	154	0.47%	131,240	150	0.46%	143,806	154	0.43%	229,109	213	0.37%	419,375	411	0.55%
Subordinated debt (g)	123,513	1,277	4.10%	123,443	1,264	4.11%	123,357	1,258	4.14%	123,283	1,256	4.05%	1,340	306	N/M
Junior subordinated debentures	128,946	625	1.90%	128,882	636	1.95%	128,817	642	1.99%	128,752	659	2.00%	128,658	720	2.19%
Total interest-bearing liabilities	9,534,128	6,596	0.27%	9,511,668	6,823	0.29%	9,378,459	7,568	0.33%	9,311,421	8,841	0.38%	9,375,015	9,880	0.42%
Noninterest-bearing demand deposits (h)	3,058,819			3,036,202			2,805,206			2,675,986			2,703,266
Noninterest-bearing liabilities	244,402			247,930			265,667			253,966			284,440
Total liabilities	12,837,349			12,795,800			12,449,332			12,241,373			12,362,721
Shareholders’ equity	1,570,935			1,560,959			1,538,427			1,550,481			1,540,934
Total liabilities and shareholders’ equity	$14,408,284			$14,356,759			$13,987,759			$13,791,854			$13,903,655
Net interest income/Interest rate spread		99,145	2.87%		96,376	2.84%		101,096	3.09%		103,751	3.14%		104,388	3.13%
Net interest-earning assets/Net interest margin	$3,800,034		2.97%	$3,740,167		2.91%	$3,506,823		3.18%	$3,413,824		3.26%	$3,440,367		3.26%
Ratio of interest-earning assets to interest-bearing liabilities	1.40X			1.39X			1.37X			1.37X			1.37X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    On September 9, 2020, the Company issued $125.0 million of 4.00% fixed-to-floating rate subordinated notes with a maturity of September 15, 2030.
(h)    Average cost of deposits were 0.15%, 0.16%, 0.19%, 0.23%, and 0.29%, respectively.
(i)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 3.79%, 3.71%, 3.99%, 3.94%, and 3.96%, respectively, Investment securities — 1.47%, 1.41%, 1.46%, 1.78%, and 2.00%, respectively, Interest-earning assets — 3.13%, 3.10%, 3.40%, 3.48%, and 3.52%, respectively. GAAP basis net interest rate spreads were 2.86%, 2.82%, 3.07%, 3.11%, and 3.10%, respectively, and GAAP basis net interest margins were 2.95%, 2.89%, 3.16%, 3.23%, and 3.23%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2021			2020
	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)
Assets
Interest-earning assets:
Residential mortgage loans	$2,967,248	77,373	3.48%	$3,038,712	85,850	3.77%
Home equity loans	1,389,367	37,039	3.55%	1,424,580	42,340	3.97%
Consumer loans	1,594,834	45,341	3.79%	1,302,282	43,004	4.41%
Commercial real estate loans	3,258,785	107,124	4.32%	3,071,047	102,918	4.40%
Commercial loans	1,099,010	29,640	3.54%	1,084,739	32,727	3.96%
Loans receivable (a) (b) (d)	10,309,244	296,517	3.83%	9,921,360	306,839	4.13%
Mortgage-backed securities (c)	1,639,749	15,720	1.28%	796,739	12,865	2.15%
Investment securities (c) (d)	348,193	4,313	1.65%	176,991	3,461	2.61%
FHLB stock, at cost	22,174	325	1.95%	21,255	789	4.96%
Other interest-earning deposits	838,997	727	0.11%	483,390	541	0.15%
Total interest-earning assets	13,158,357	317,602	3.22%	11,399,735	324,495	3.80%
Noninterest-earning assets (e)	1,094,117			1,190,283

Total assets	$14,252,474			$12,590,018

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,215,553	1,818	0.11%	$1,837,624	2,023	0.15%
Interest-bearing demand deposits	2,838,822	1,250	0.06%	2,342,748	2,882	0.16%
Money market deposit accounts	2,533,676	1,914	0.10%	2,157,212	6,035	0.37%
Time deposits	1,499,583	9,845	0.87%	1,691,168	18,243	1.44%
Borrowed funds (f)	135,369	458	0.45%	344,007	1,415	0.55%
Subordinated debt (g)	123,438	3,799	4.10%	450	306	N/M
Junior subordinated debentures	128,882	1,903	1.94%	125,988	2,595	2.71%
Total interest-bearing liabilities	9,475,323	20,987	0.30%	8,499,197	33,499	0.53%
Noninterest-bearing demand deposits (h)	2,967,672			2,250,864
Noninterest-bearing liabilities	252,587			243,705

Total liabilities	12,695,582			10,993,766

Shareholders’ equity	1,556,892			1,596,252

Total liabilities and shareholders’ equity	$14,252,474			$12,590,018

Net interest income/Interest rate spread		296,615	2.92%		290,996	3.27%

Net interest-earning assets/Net interest margin	$3,683,034		3.01%	$2,900,538		3.40%

Ratio of interest-earning assets to interest-bearing liabilities	1.39X			1.34X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)On September 9, 2020, the Company issued $125.0 million of 4.00% fixed-to-floating rate subordinated notes with a maturity of September 15, 2030.
(h)Average cost of deposits were 0.16% and 0.38%, respectively.
(i)Shown on a FTE basis. GAAP basis yields were: Loans — 3.82% and 4.11%, respectively; Investment securities — 1.44% and 2.20%, respectively; Interest-earning assets — 3.20% and 3.78%, respectively. GAAP basis net interest rate spreads were 2.91% and 3.25%, respectively; and GAAP basis net interest margins were 2.99% and 3.38%, respectively.